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                                                                    Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 5 to Registration Statement No. 333-115020 of MannKind Corporation on Form S-1 of our report dated April 29, 2004 (July 22, 2004, as to the fifth paragraph of Note 1), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Los Angeles, California
July 27, 2004